                                                                   EXHIBIT 99.d3

                        INVESTMENT SUBADVISORY AGREEMENT

     THIS INVESTMENT SUBADVISORY AGREEMENT  ("Agreement") is made as of the 30th day of March,  2006, by and among AMERICAN CENTURY INVESTMENT  MANAGEMENT,  INC.
("ACIM"),  a  Delaware  corporation,   and  MASON  STREET  ADVISORS,   LLC  (the
"Subadvisor"), a Delaware limited liability company.

                                   WITNESSETH:

     WHEREAS,  ACIM is the  investment  advisor to the funds listed on Exhibit A hereto (each a "Fund" and collectively  the "Funds"),  each of which is a series of  shares  of  American  Century  Mutual  Funds  ("ACMF")  and  is an  open-end management  investment  company  registered  with the  Securities  and  Exchange
Commission under the Investment Company Act of 1940, as amended (the "Investment
Company Act"); and

     WHEREAS,  ACIM and the Subadvisor are both investment  advisors  registered with the Securities and Exchange Commission under the Investment Advisers Act of
1940, as amended; and

     WHEREAS, ACMF has engaged ACIM to serve as the investment manager for the
Funds pursuant to a Management Agreement dated March 30, 2006; and

     WHEREAS,  ACIM desires to engage the  Subadvisor  as a  subadvisor  for the
Funds, and the Subadvisor desires to accept such engagement; and

     WHEREAS, the Boards of Directors of ACIM and the Subadvisor have determined that it is advisable to enter into this Agreement.

     NOW,  THEREFORE,  in consideration of the premises and of the covenants and agreements  hereinafter set forth, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

     1.  INVESTMENT   DESCRIPTION  -  APPOINTMENT.   ACIM  hereby  appoints  the
Subadvisor  to provide the advisory  services  described  herein to the Funds in accordance with each Fund's  Prospectus and Statement of Additional  Information
as in effect and as amended  from time to time,  subject  to the  oversight  and direction of each Fund's Board of Directors and ACIM. ACIM will promptly provide the Subadvisor  copies of all amendments to each Fund's Prospectus and Statement of  Additional  Information  on an  ongoing  basis.  In  consideration  for  the compensation set forth below, the Subadvisor  accepts the appointment and agrees to furnish the services described herein.

     2. SERVICES AS INVESTMENT SUBADVISOR.

     (a) Subject to the general  supervision  of each Fund's  Board of Directors and of  ACIM,  the  Subadvisor  will  (i) act in  conformity  with  each  Fund's
Prospectus and Statement of Additional Information,  the Investment Company Act,
the  Investment  Advisers  Act of 1940  (the  "Investment  Advisers  Act"),  the
Internal  Revenue Code (the "Code") and all other  applicable  federal and state laws and  regulations,  as the same may from time to time be amended;  (ii) make investment  decisions  for each Fund in accordance  with such Fund's  investment objective  and  policies as stated in such Fund's  Prospectus  and  Statement of
Additional Information and with such written guidelines as ACIM may from time to time provide to the  Subadvisor;  (iii) place purchase and sale orders on behalf of the Funds;  (iv)  maintain  books and records with respect to the  securities transactions  of each Fund;  and (v) furnish the Funds' Board of Directors  such periodic, regular and special reports with respect to the Funds and its services hereunder  as  the  Board  may  reasonably  request  or as may  be  required  by applicable law or regulation.

     (b) In providing those  services,  the Subadvisor will supervise the Fund's investments  and conduct a continual  program of investment,  evaluation and, if appropriate,  sale and  reinvestment  of the Funds'  assets.  In  addition,  the
Subadvisor will furnish ACMF or ACIM whatever information, including statistical data, ACMF or ACIM may reasonably  request with respect to the instruments  that any Fund may hold or contemplate purchasing.

     (c) The  Subadvisor  will at all times comply with the policies  adopted by the Funds' Board of Directors of which it has received  written  notice.  If the
Subadvisor believes that a change in any of such policies shall be advisable, it shall  recommend  such  change to ACIM and the Funds'  Board of  Directors.  Any change to any such policies whether  suggested by the Subadvisor or not shall be approved by the Funds' Board of Directors  prior to the  implementation  of such change,  and  Subadvisor  will be given  reasonable  notice  of the  anticipated change.

     (d) All cash, securities and other assets of the Funds shall be held at all times  by  such  entity  or  entities  engaged  by  ACMF  to  be  the  custodian
(collectively,  the  "CUSTODIAN")  in  compliance  with  Section  17(f)  of  the
Investment  Company Act. The Subadvisor shall not be responsible for any custody arrangements  involving  any  assets  of the  Funds  or for the  payment  of any custodial  charges or fees, nor shall the Subadvisor  have possession or custody of any such assets. All payments,  distributions and other transactions in cash, securities  or other assets in respect of the Funds shall be made directly to or from the  custodian.  ACIM  shall  provide,  or shall  direct the  custodian  to provide,  to the Subadvisor  from time to time such reports  concerning  assets, receipts  and  disbursements  with  respect to the Funds as the  Subadvisor  may request,  including daily information on cash balances available for investment,
Fund redemption activity and market value of the securities held by the Funds.

     (e) ACIM  acknowledges  and agrees  that the  Subadvisor  is not the Funds'
pricing agent,  and is not  responsible  for pricing the securities  held by any
Fund,  however the Subadvisor will provide  reasonable  assistance to the Funds'
pricing  agents  in  valuing  securities  held by each  Fund  for  which  market quotations are not readily available.

     (f) The  Subadvisor  makes no  representations  or  warranties,  express or implied, that any level of performance or investment results will be achieved by the Funds or that the Funds will perform comparably with any standard, including any other clients of the Subadvisor or index.

     (g) The Subadvisor will not consult with any other subadvisors of the Funds or other  subadvisors to a series under common control with any Fund  concerning transactions of the Funds in securities or other assets.

     (h) The  Subadvisor  will not  advise  or act for the  Funds  in any  legal proceedings,  including bankruptcies or class actions, involving securities held in the Funds or issues of those securities, unless otherwise agreed.

     3. BROKERAGE.

     (a) In  executing  transactions  for the Funds  and  selecting  brokers  or dealers,  the  Subadvisor  will seek to  obtain  the best  price  and  execution available and shall execute or direct the execution of all such  transactions as permitted  by law  and  in a  manner  that  is  consistent  with  its  fiduciary obligations to the Funds and its other clients.  In assessing the best price and execution  available for any Fund transaction,  the Subadvisor will consider all factors it deems relevant  including,  but not limited to, breadth of the market in the  security,  the  price  of the  security,  the  financial  condition  and execution  capability  of the  broker or dealer  and the  reasonableness  of any commission for the specific  transaction and on a continuing  basis.  Consistent with  this  obligation,  when the  execution  and price  offered  by two or more brokers or dealers  are  comparable,  the  Subadvisor  may,  at its  discretion, execute transactions with brokers and dealers who provide the Funds and/or other accounts over which the Subadvisor exercises investment discretion with research advice and other  services,  but in all instances best price and execution shall control.  The Subadvisor is authorized to place purchase and sale orders for the
Funds with brokers  and/or  dealers  subject to the  supervision of ACIM and the
Board of Directors of the Funds and in accordance with the limitations set forth in the registration statement for the Fund shares then in effect.

     (b) On  occasions  when the  Subadvisor  deems  the  purchase  or sale of a security  to be in the  best  interest  of a Fund  as well as one or more of its other clients, the Subadvisor may to the extent permitted by applicable law, but shall not be obligated to, aggregate the securities to be sold or purchased with those of its other  clients.  In such event,  allocation  of the  securities  so purchased or sold will be made by the  Subadvisor in a manner it considers to be equitable  and  consistent  with its fiduciary  obligations  to ACMF and to such other clients. ACIM recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for a Fund.

     4. INFORMATION PROVIDED TO ACMF.

     (a) The  Subadvisor  will  keep  ACMF and  ACIM  informed  of  developments materially affecting the Funds and will take initiative to furnish ACMF and ACIM on at least a quarterly basis with whatever  information the Subadvisor and ACIM believe is appropriate for this purpose.  Such regular  quarterly  reports shall include information  reasonably  requested by the Funds' Board of Directors from time to time.

     (b) The Subadvisor will provide ACMF and ACIM with such investment records, ledgers, accounting and statistical data, and other information as ACMF and ACIM require for the  preparation  of  registration  statements,  periodic  and other reports and other documents  required by federal and state laws and regulations, and particularly as may be required for the periodic review, renewal,  amendment or termination of this Agreement,  and such additional documents and information as ACMF and ACIM may reasonably request for the management of their affairs. The
Subadvisor  understands that the Funds and ACIM will rely on such information in the  preparation of the Funds'  registration  statements,  the Funds'  financial statements, and any such reports, and hereby covenants that any such information derived from the investment  records,  ledgers and accounting records maintained by the Subadvisor shall be true and complete in all material respects.

     (c) At the  request  of the Board of  Directors,  a  representative  of the
Subadvisor   shall  attend  meetings  of  the  Board  of  Directors  to  make  a presentation  on each Fund's  performance and such other matters as the Board of
Directors, the Subadvisor and ACIM believe is appropriate.

     (d) The Subadvisor shall furnish to regulatory  authorities any information or reports in  connection  with such  services  as may be  lawfully  requested , provided,  however,  that the Subadvisor  shall not otherwise be responsible for the  preparation  and  filing of any other  reports  or  statements  (including, without  limitation,  any tax returns or financial  statements)  required of the
Funds by any governmental or regulatory agency, except as expressly agreed to in writing.  The  Subadvisor  shall  also,  at ACMF's  request,  certify  to ACMF's independent  auditors  that sales or  purchases  aggregated  with those of other clients of the Subadvisor,  as described in Section 3 above, were allocated in a manner it considers to be equitable.

     (e) In compliance with the requirements of the Investment  Company Act, the
Subadvisor  hereby  agrees that all records that it maintains  for the Funds are the  property of ACMF and further  agrees to  surrender  to ACMF  promptly  upon
ACMF's written request any of such records.  In addition,  the Subadvisor agrees to  cooperate  with ACMF and ACIM when  either of them is being  examined by any regulatory  authorities,  and  specifically  agrees to promptly  comply with any request by such  authorities to provide  information or records.  The Subadvisor further agrees to preserve for the periods of time  prescribed by the Investment
Company  Act  and the  Investment  Advisers  Act the  records  it  maintains  in accordance with Section 2(a)(iv) .

     (f) ACIM will vote each Fund's investment securities in accordance with its proxy voting policy and procedures.  The Subadvisor shall not be responsible for any such voting.

     (g) In connection with the purchase and sale of securities of the Fund, the
Subadvisor  shall arrange for the transmission to ACIM and the custodian for the
Fund on a daily basis such  confirmation,  trade tickets and other  documents as may be  reasonably  necessary  to enable  them to perform  their  administrative responsibilities with respect to the Fund's investment  portfolio.  With respect to portfolio  securities  to be purchased or sold through the  Depository  Trust
Company, the Subadvisor shall arrange for the automatic transmission of the I.D.
confirmation  of the trade to the custodian of the Fund. The Subadvisor  will be responsible for providing  portfolio  trades to the Fund's  accounting agent for inclusion  in the  daily  calculation  of the  Fund's  NAV in a  manner,  and in accordance with such time  requirements  as ACIM and the Subadvisor  shall agree
on. In the event trade data is not  delivered by the  Subadvisor  in  accordance with such  requirements  and the  Subadvisor's  failure  causes an error that is material to the Fund, the subadvisor shall reimburse the Fund pursuant to ACIM's
NAV Error Policy.

     5.  CONFIDENTIALITY.  The parties to this  Agreement  agree that each shall treat as  confidential in accordance with its policies and procedures to protect similar  confidential  information,  and with  applicable  law, all  information provided  by  a  party  to  the  others  regarding  such  party's  business  and operations, including without limitation the investment activities, holdings, or identities of shareholders of the Funds. All confidential  information  provided by a party  hereto  shall be used by any other  parties  hereto  solely  for the purposes of rendering  services pursuant to this Agreement and, except as may be required in carrying out the terms of this Agreement,  shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be  applicable  to any  information  that is publicly  available  when
provided  or  which  thereafter   becomes  publicly   available  other  than  in
contravention  of this  paragraph.  The  foregoing  also  shall not apply to any information which is required to be disclosed by any regulatory authority in the lawful and appropriate exercise of its jurisdiction over a party, by any auditor of the parties  hereto,  by judicial or  administrative  process or otherwise by applicable law or regulation; provided, however, that the disclosing party shall provide  reasonable  notice  to the  other  parties  hereto  prior  to any  such disclosure.

     6.  STANDARD  OF CARE.  In the absence of willful  misfeasance,  bad faith, gross negligence,  or reckless  disregard of its obligations or duties hereunder on the part of the  Subadvisor,  it, as an  inducement  to it to enter into this
Agreement, shall not be subject to liability to ACIM, ACMF or to any shareholder of ACMF for any act or omission in the course of, or connected  with,  rendering services hereunder for any losses that may be sustained in the purchase, holding or sale of any security.

     7. COMPENSATION.

     (a) In consideration of the services  rendered  pursuant to this Agreement,
ACIM will pay the Subadvisor a management fee, payable monthly in arrears on the first business day of each month. The fee for the each month shall equal the sum of the product of the  "Applicable  Fee" for each Fund as set forth on Exhibit A attached  hereto,  times the net  assets of such Fund on that day,  and  further dividing that product by 365 (366 for leap years), for each calendar day in such month.

     (b) In the event that the Board of  Directors  of ACMF shall  determine  to issue  any  additional  series  of  shares  for  which it is  proposed  that the
Subadvisor serve as investment manager,  and for which the Subadvisor desires to so serve,  ACIM and the  Subadvisor  shall  amend  Exhibit  A to this  Agreement setting forth the name of the series,  the  Applicable  Fee and such other terms and conditions as are applicable to the management of such series of shares.

     (c) The Subadvisor shall have no right to obtain compensation directly from any Fund or ACMF for services  provided  hereunder  and agrees to look solely to
ACIM for payment of fees due. Upon  termination of this Agreement before the end of a month,  or in the event the  Agreement  begins  after the  beginning of the month, the fee for that month shall be prorated according to the proportion that such period bears to the full monthly  period and shall be payable upon the date of termination of this Agreement.

     8.  EXPENSES.  The  Subadvisor  will bear all of its expenses in connection with the performance of its services under this Agreement,  which expenses shall not include (a) brokerage fees or  commissions in connection  with the execution of securities  transactions,  (b) taxes and interest; and (c) custodian fees and expenses.

     9.  SERVICES TO OTHER  COMPANIES OR  ACCOUNTS.  ACIM  understands  that the
Subadvisor or its affiliates may act as investment  advisor to other clients and
ACIM has no objection to the Subadvisor so acting. In addition, ACIM understands that the persons  employed by the Subadvisor to assist in the performance of the
Subadvisor's  duties  hereunder  will not devote their full time to such service and nothing  contained  herein shall be deemed to limit or restrict the right of the  Subadvisor or any affiliate of the  Subadvisor to engage in and devote time and  attention  to other  business or to render  services  of  whatever  kind or nature.

     10. TERM AND TERMINATION OF AGREEMENT.

     (a) This  Agreement  shall become  effective  as of the date first  written above and shall continue  until July 31, 2007, and shall continue  thereafter so long as such  continuance is specifically  approved at least annually by (i) the
Board  of  Directors  of  ACMF  or  (ii)  a vote  of a  majority  of the  Fund's outstanding voting securities,  provided that in either event the continuance is also  approved by a majority of the Board of  Directors  who are not  interested persons  (as  defined  in the  Investment  Company  Act)  of any  party  to this
Agreement,  by a vote cast at a meeting called for the purpose of voting on such approval.  The annual  approvals  provided  for  herein  shall be  effective  to continue this Agreement from year to year if given within a period beginning not more  than  ninety  (90)  days  prior  to  July  31  of  each  applicable  year, notwithstanding  the fact that more than three hundred sixty-five (365) days may have elapsed since the date on which such approval was last given.

     (b) This Agreement is terminable without penalty as to any Fund on 60 days'
written notice by (i) the Board of Directors of ACMF, (ii) by vote of holders of a majority of a Fund's  shares,  (iii) by ACIM, or (iv) by the  Subadvisor,  and will terminate  automatically upon any termination of the investment  management agreement between ACMF and ACIM. This Agreement will terminate  automatically in the  event of its  assignment.  The  Subadvisor  agrees  to  notify  ACIM of any circumstances that might result in this Agreement being deemed to be assigned.

     11. REPRESENTATIONS.

     (a) ACIM and the  Subadvisor  each  represents  that it is registered as an investment  advisor  under the  Investment  Advisers  Act,  that it will use its reasonable best efforts to maintain such registration, and that it will promptly notify  the other if it  ceases  to be so  registered,  if its  registration  is suspended for any reason, or if it is notified by any regulatory organization or court of competent  jurisdiction  that it should show cause why its registration should not be  suspended or  terminated.  ACIM and the  Subadvisor  each further represents that it is registered  under the laws of all  jurisdictions  in which the conduct of its business hereunder requires such registration.

     (b) ACIM represents and warrants that (i) the appointment of the Subadvisor has been duly  authorized;  (ii) it has full power and  authority to execute and deliver this Agreement and to perform the services contemplated  hereunder,  and such execution, delivery and performance will not cause it to be in violation of its Articles of  Incorporation,  Bylaws,  or any material laws; and (iii) it has received  a copy of Part II of the  Subadvisor's  Form ADV no less than 48 hours prior to entering into this Agreement.

     (c)  The  Subadvisor  represents  and  warrants  that  (i) its  service  as subadvisor  hereunder  has been  duly  authorized;  (ii) it has full  power  and authority  to execute and deliver  this  Agreement  and to perform the  services contemplated  hereunder,  and such execution,  delivery and performance will not cause it to be in  violation  of its  organizational  documents,  its  Bylaws or material  laws;  (iii) it will at all  times in the  performance  of its  duties hereunder comply in all material  respects with the provisions of the Investment
Company  Act, the  Investment  Advisers  Act, the Code and all other  applicable federal and state laws and regulations,  as the same may be amended from time to time; and (iv) it has all controls  necessary to perform its  obligations  under and comply with the representations and warranties it made in this Agreement.

     12.  AMENDMENT OF THIS  AGREEMENT.  No provision of this  Agreement  may be changed,  waived,  discharged or terminated orally, but only by an instrument in writing  signed by the party against which  enforcement  of the change,  waiver, discharge or termination is sought.

     13. ENTIRE  AGREEMENT.  This  Agreement  constitutes  the entire  agreement between the parties hereto on the subject matter described herein.

     14. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the
Subadvisor  is and shall be an  independent  contractor  and,  unless  otherwise expressly  provided  or  authorized,  shall  have  no  authority  to act  for or represent ACMF or ACIM in any way, or otherwise be deemed to be an agent of ACMF or ACIM.

     15. SEVERABILITY.  If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule or similar authority, the remainder of this Agreement shall not be affected thereby.

     16. NOTICES. All notices and other communications  hereunder shall be given or  made in  writing  and  shall  be  delivered  personally,  or sent by  telex, telecopy,  express  delivery or registered or certified mail,  postage  prepaid, return receipt  requested,  to the party or parties to whom they are directed at the  following  addresses,  or at such other  addresses as may be  designated by notice from such party to all other parties.

     To the Subadvisor:

                             Mason Street Advisors, LLC
                             720 East Wisconsin Avenue
                             Milwaukee, Wisconsin  53202
                             Attention:  Mark G. Doll, President

     To ACIM:

                             American Century Investments
                             4500 Main Street
                             Kansas City, Missouri  64111
                             Attention:  General Counsel

Any notice,  demand or other  communication given in a manner prescribed in this
Section shall be deemed to have been delivered on receipt.

     17.  DISCLOSURE.  ACIM shall not,  without the prior written consent of the
Subadvisor,  make  representations  regarding or reference the Subadvisor or any affiliates in any disclosure document, advertisement,  sales literature or other promotional  materials;  PROVIDED,  HOWEVER,  the Subadvisor  need not review or consent to any reference to its name only or any language that it has previously approved for use in another document.

     18.  FORCE  MAJEURE.  The  Subadvisor  shall not be liable for any failure, delay or interruption  in the  performance of its obligations  hereunder if such failure,  delay or interruption  results from the occurrence of any acts, events or circumstances beyond the Subadvisor's  reasonable control, and the Subadvisor shall have no responsibility of any kind for any loss or damage thereby incurred or suffered by ACIM or ACMF.  In such case,  the terms of this  Agreement  shall continue  in full  force and  effect  and the  Subadvisor  obligations  shall be performed or carried out as soon as legally and  practicably  possible after the cessation of such acts, events or circumstances.

     IN WITNESS  WHEREOF,  the parties hereto have caused this  instrument to be executed by their  officers  designated  below on the day and year first written above.

MASON STREET ADVISORS, LLC                       AMERICAN CENTURY INVESTMENT
                                                  MANAGEMENT, INC.

By: /s/ Mark G. Doll                             By: /s/ Charles E. Etherington
   ----------------------------                   -----------------------------
Name:   Mark G. Doll                              Name:  Charles A. Etherington
Title: President                                  Title: Senior Vice President

                                    EXHIBIT A

                            FUNDS AND APPLICABLE FEES

         FUND                             APPLICABLE FEE
         ----                             --------------

American Century
  Mason Street Small Cap Growth           70 bps on the first $35 million
                                          65 bps on the next $65 million
                                          60 bps on the next $400 million
                                          55 bps on all assets over $500 million

American Century
  Mason Street Mid-Cap Growth             55 bps on the first $50 million
                                          50 bps on the next $200 million
                                          45 bps on the next $250 million
                                          40 bps on all assets over $500 million